EXHIBIT 23.1

                 CONSENT OF PETERSON & CO., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-2 and related Prospectus of Protein Polymer Technologies, Inc. for the registration of 3,964,060 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 2002, with respect to the financial statements of Protein Polymer Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                   PETERSON & COMPANY

San Diego, California
March 19, 2002